SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

January 22, 2004

Date of Report (Date of earliest event reported)

HEALTH CARE PROPERTY INVESTORS, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-08895	33-0091377
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4675 MacArthur Court Suite 900 Newport Beach, California 92660
(Address of principal executive offices) (Zip Code)

(949) 221-0600

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other	Events

On January 22, 2004, Health Care Property Investors, Inc. (the “Company”) announced that its Board of Directors (the “Board”) has amended the Rights Agreement dated July 27, 2000, by changing the Rights Agreement’s expiration date to February 2, 2004. As a result of this action, the preferred share purchase rights granted under the Rights Agreement will also expire on February 2, 2004. The Board has determined that the Rights Agreement and the preferred share purchase rights that it granted are not in the Company’s best interest at this time and therefore has taken this action.

Item 7. Exhibits

(c) Exhibits.

4.1	Amendment No. 1 to Rights Agreement between Health Care Property Investors, Inc., and The Bank of New York

99.1	Press Release dated January 22, 2004

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTH CARE PROPERTY INVESTORS, INC.

Date: January 23, 2004	By:	/s/ Edward J. Henning

Name: Edward J. Henning Title: Senior Vice President, General Counsel and Corporate Secretary

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